Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Sociedad Química y Minera de Chile S.A. of our report dated March 15, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sociedad Química y Minera de Chile S.A.’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such

Registration Statement.

/s/ PricewaterhouseCoopers Auditores Consultores SpA
PricewaterhouseCoopers Auditores Consultores SpA
Santiago, Chile
March 19, 2021